Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 46, National Trust 301 (Insured), National Trust 302, Florida Trust 114 and New York Trust 207:

We consent to the use of our report dated April 25, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

New York, New York
April 25, 2002